EXHIBIT 99.1

July 15, 2010

Left Behind Games Inc. – Summary of Company Financials

Dear Shareholders,

The purpose of this letter is to provide a brief commentary on our recent release of our annual report 10-K.

Although the company continues to produce losses, it is important to understand the reasons for such losses in view of the company’s current business position as follows:

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Of the more than $7 Million in losses this year, stock grants, not cash expenditures, are responsible for the majority of these figures. One stock grant to note was intended to restore the value of my stock ownership, as CEO, to approximately 10% of the company.  Unfortunately, according to GAAP, this grant must not only be shown as an expense, but it must also be accounted for based upon the value of such stock on the date of grant. Its present-day value is less than 1/10th of the amount it was worth on the date of the transfer. Therefore, this has inflated the accounting loss and should be recognized as such and not as a reflection of the company’s day-to-day operations. Further, numerous other equity transactions make it very difficult to ascertain the day-to-day operations of the business because the price of our stock impacts the value of an expense. Our stock went down and therefore expenses may seem abnormally high. Conversely, if our stock went up, these same transactions might have appeared abnormally low.

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For the first time since we became a public company in February 2006, there has been a significant increase in our shareholder value, which is in the amount of $1,358,331. This is mostly attributable to new equity infusions and conversions of notes payable to stock.

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It is apparent that significant dilution has and may continue to be a challenge. However, to help compensate investors, the company issued a forward-split dividend earlier this year. Management agrees with critics that we need to do everything possible to limit the negative effects of dilution. But, until we are successful in building a new genre in the video games business, we will continually need capital to continue. We expect to be more efficient regarding dilution in the future, and it is our intent to stop all dilution once the company has enough operating capital and sustained revenue to meet its ongoing requirements. When this will occur is difficult to predict. However, thereafter, we hope and intend to institute a stock buy-back program. This summarizes our historical, current and future view of dilution and outstanding stock.

There are numerous reasons to be encouraged about the future of our company. In many ways, our company has been revitalized, or you may say, reborn. Never have we had such an outlook including:

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Four (4) new products coming to market this Christmas;

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A new Walmart test expected (specifics to be announced soon);

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Representation by Jack of All Games, one of the largest stocking video game distributors in the business;

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Marketing by Strategic Marketing Partners, the largest independent video games and PC software sales force in the United States and Canada;

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Stronger than ever before international interest in our products;

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An enhanced Internet marketing program which is already underway to build a large direct-marketing following;

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A soon-to-be-released new website with a solid emphasis on product sales.

Each of these accomplishments by themselves is notable, but the combination of them has created an environment which, in our opinion, will insure 2010 is our most successful year yet.

Sooner or later, just as we have seen the explosion of interest in Christian books, radio, television, music and movies, I believe Christian video games will become a significant part of the entertainment landscape. All we have to do is keep making new quality products, build our following and keep our spending under control. This strategy is bound to make the sacrifices and hard work of so many pay-off in the long term.

Thank you for your support and continued interest in Christian games and our future.

Very kindly,

Troy Lyndon

Chairman & Chief Executive Officer

Left Behind Games Inc.

dba Inspired Media Entertainment

troy@inspiredmedia.com

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2009, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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